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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Summary Selected Historical and Pro Forma Financial Information," "Selected Historical and Pro Forma Financial Information," "Experts" and to the use of our reports dated May 20, 1998 with respect to the statement of financial condition of Capital Lease Funding, Inc. at April 30, 1998 and January 23, 1998 except Note 9, as to which the date is March 17, 1998, with respect to the consolidated financial statements of Capital Lease Funding, L.P. and Subsidiary (a Limited Partnership) for each of the two years in the period ended December 31, 1997 and for the period September 25, 1995 (commencement of operations) to December 31, 1995, in the Amendment #2 to the Registration Statement (on Form S-1 to Form S-11) and the related Prospectus of Capital Lease Funding, Inc. for the registration of 8,441,000 shares of its common stock.


                                          /s/ ERNST & YOUNG LLP


New York, NY
June 26, 1998